UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

In a Current Report on Form 8-K filed on March 15, 2018 (the “Original 8-K”), Tintri, Inc. (the “Company”) disclosed that Mr. Ken Klein would resign as the Company’s Chief Executive Officer and that the Board of Directors (the “Board”) of the Company had appointed Mr. Tom Barton as the Company’s new Chief Executive Officer, each reported as expected to become effective as of April 2, 2018. The Company is filing this amendment to the Original 8-K to confirm that Mr. Klein’s resignation and Mr. Barton’s appointment occurred effective as of April 2, 2018. On April 4, 2018, the Company issued a press release announcing that Mr. Barton’s appointment as Chief Executive Officer and director had become effective and describing his compensation arrangement, a copy of which press release is filed herewith as Exhibit 99.1 and incorporated in its entirety by reference herein.

Additionally, in the Original 8-K the Company reported that Mr. Barton would be awarded restricted stock units covering 750,000 shares of the Company’s common stock (“RSUs”) and a stock option to purchase 520,000 shares of the Company’s common stock (the “Option”). The Company is filing this amendment to the Original 8-K to report that on April 2, 2018, the Company and Mr. Barton revised Mr. Barton’s offer letter to provide that Mr. Barton would not be awarded the RSUs and instead the Option would be increased to a new total of 1,700,000 shares of the Company’s common stock. On April 2, 2018, the Compensation Committee of the Board (the “Committee”) approved the amendment to the Option and canceled the award of the RSUs. All other information in the Original 8-K describing the Option remains unchanged.

The above description is qualified in its entirety by the revised offer letter between the Company and Mr. Barton, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2018.

Inducement Plan

In connection with the amendment to the Option, the Committee approved an increase in the number of shares of the Company’s common stock reserved for issuance under the Tintri, Inc. Inducement Plan to a new total of 1,700,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Tintri, Inc. dated April 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: April 4, 2018	By:	/s/ Tom Barton
Tom Barton
Chief Executive Officer